EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hampshire Group, Limited

New York, New York

We consent to the incorporation by reference in the Registration Statements (No. 333-53750 and No. 333-162875) on Form S-8 of Hampshire Group, Limited of our report dated April 11, 2014, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Hampshire Group, Limited for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

April 11, 2014